Exhibit 10.17

Equipment Lease

By and Between Automated Retail Leasing Partners and U-Vend, INC

Vending Machine Lease

This equipment lease ("Lease") is made and effective _______________, by and between Automated Retail Leasing Partners (the "Lessor") and U-Vend Inc.(the "Lessee").

1. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following described equipment (the "Machine"): ______________________________________________________ _________________________________________________________________

2. The term of this Lease shall commence on ______________(“Commencement Date”) and shall expire on _____________.

3. The monthly rent for the Machine shall be paid in installments of ($147.93) dollars each quarter, beginning on December 31st, 2013, and on the last day of each succeeding quarter throughout the term hereof, at 110 East 40th St Suite 802 New York, NY 10016, or at such other place as Lessor may designate from time to time. Any installment payment not made by the tenth (10th) day of the month shall be considered overdue and in addition to Lessor's other remedies, Lessor may levy a late payment charge equal to one percent (1%) per month on any overdue amount. Rent for any partial month shall be prorated.  The Lessor, at its discretion, may, in lieu of a cash installment, be paid in common stock of the Lessee, in the amount of shares equal to $246.54, as of the last business day of that Quarter.

4. Lessee shall place an amortization deposit in an escrow account (“Escrow Account”) in the following amount prior to taking possession of the Equipment: Six Hundred Fifty Seven ($657.00) dollars. This deposit will be used to pay the monthly Amortization Fee.  Lessee shall place an additional amortization deposit equal to the initial deposit into said escrow account within five (5) months of the Commencement Date.

5. Lessee shall provide Lessor with access to the InOne Telemetry Metrics (“Metrics”) for this Machine.  Lessor shall be able to monitor all machine activities, including but not limited to purchases, cash in machine, servicing times, and inventory.

6. Lessee shall, in addition to rent, pay a monthly amortization fee of $109.58.  This fee will be assessed on a monthly basis beginning in the second month of this lease and continuing until the Machine is purchased from Lessor.  This fee is to be a drawn-down from the Escrow Account.  After the Escrow Account is exhausted, the Lessee, agrees to pay the Amortization fee on a monthly basis to Lessor.

7. Lessee is obligated to purchase this Machine from Lessor within three years from the Commencement Date, at the price (“Purchase Price”) set forth in the Amortization Appendix (Amortization/repurchase Schedule”), or at a mutually agreed time.

8. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Equipment.

9. Lessor disclaims any and all other warranties, express or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, except that lessor warrants that lessor has the right to lease the equipment, as provided in this lease.

10. Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical working order.

11. Lessee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of Lessee under this Lease, which shall continue in full force and effect through the term of the Lease. In the event of loss or damage of any kind whatever to the Equipment, Lessee shall, at Lessor's option: Place the same in good repair, condition and working order; or replace the same with like equipment in good repair, condition and working order; or pay to Lessor the replacement cost of the Equipment.

12. Upon the expiration or earlier termination of this Lease, Lessee shall return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering the Equipment at Lessee's cost and expense to such place as Lessor shall specify within the city or county in which the same was delivered to Lessee.

13.  Lessee shall procure and continuously maintain and pay for all risk insurance against loss of and damage to the Equipment for not less than the full replacement value of the Equipment, naming Lessor as loss payee, and combined public liability and property damage insurance with limits as approved by Lessor, naming Lessor as additionally named insured and a loss payee. The insurance shall be in such form and with such company or companies as shall be reasonably acceptable to Lessor, shall provide at least thirty (30) days advance written notice to Lessor of any cancellation, change or modification, and shall provide primary coverage for the protection of Lessee and Lessor without regard to any other coverage carried by Lessee or Lessor protecting against similar risks. Lessee shall provide Lessor with an original policy or certificate evidencing such insurance. Lessee hereby appoints Lessor as Lessee's attorney in fact with power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts necessary or advisable to secure payments due under any policy of insurance required under this Agreement.

14. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances. Lessee, or Lessor at Lessee's expense, shall report, pay and discharge when due all license and registration fees, assessments, sales, use and property taxes, gross receipts, taxes arising out of receipts from use or operation of the Equipment, and other taxes, fees and governmental charges similar or dissimilar to the foregoing, together with any penalties or interest thereon, imposed by any state, federal or local government or any agency, or department thereof, upon the Equipment or the purchase, use, operation or leasing of the Equipment or otherwise in any manner with respect thereto and whether or not the same shall be assessed against or in the name of Lessor or Lessee. However, Lessee shall not be required to pay or discharge any such tax or assessment so long as it shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of Lessor to the Equipment; provided, Lessee shall reimburse Lessor for any damages or expenses resulting from such failure to pay or discharge.

15.  In case of failure of Lessee to procure or maintain said insurance or to pay fees, assessments, charges and taxes, all as specified in this Lease, Lessor shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assignments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to Lessor with the next installment of rent, and failure to repay the same shall carry with it the same consequences, including interest at ten percent (10%) per annum, as failure to pay any installment of rent.

16. Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney's fees and costs, arising out of, connected with, or resulting from Lessee's use of the Equipment, including without limitation the manufacture, selection, delivery, possession, use, operation, or return of the Equipment.

17.  If Lessee fails to pay any rent or other amount herein provided within ten (10) days after the same is due and payable, or if Lessee fails to observe, keep or perform any other provision of this Lease required to be observed, kept or performed by Lessee, Lessor shall have the right to exercise any one or more of the following remedies: To declare the entire amount of rent hereunder immediately due and payable without notice or demand to Lessee; to sue for and recover all rents, and other payments, then accrued or thereafter accruing;  to take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law;  to terminate this Lease;  to pursue any other remedy at law or in equity.

Lessee hereby waives any and all damages occasioned by such taking of possession. Notwithstanding any repossession or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of the Lessee to be performed under this Lease. All of Lessor's remedies are cumulative, and may be exercised concurrently or separately.

18.  Neither this Lease nor any interest therein is assignable or transferable by operation of law. If any proceeding under the Bankruptcy Act, as amended, is commenced by or against the Lessee, or if the Lessee is adjudged insolvent, or if Lessee makes any assignment for the benefit of his creditors, or if a writ of attachment or execution is levied on the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the Lessee is a party with authority to take possession or control of the Equipment, Lessor shall have and may exercise any one or more of the remedies set forth in Section 14 hereof; and this Lease shall, at the option of the Lessor, without notice, immediately terminate and shall not be treated as an asset of Lessee after the exercise of said option.

19. In consideration for the above terms, the Lessee shall issue Warrants “Warrants” to the Lessor for the purchase of Common Stock U-Vend, with a three (3) year maturity from the date of issuance. The amount of warrant coverage shall be equal to 50% of the number of shares obtained by dividing $6,575.00 by the closing price of the Lessee’s common stock on the date of the merger.  Such warrants, if exercised, will use the attached form (“Appendix B”).

20. The initial Exercise Price (the “Price”) for the Warrants shall be a 20% premium to the closing price on the date of the closing of the reverse merger between ITMV and U-Vend, which assumes a minimum reverse split of eighty to one (80/1) on the current shell. The exercise price for any subsequent warrant issuance shall be a 20% premium to the ten (10) day volume weighted average price (VWAP) of the Lessee’s common stock one (1) day prior to funding.

Lessee shall file a registration statement covering 110% of the maximum number of shares underlying the Warrants (collectively, the “Registrable Securities”) with the U.S. Securities and Exchange Commission (the “SEC”) within forty five (45) days of the close of the reverse merger transaction (“Closing Date”). Lessee shall use its best efforts to have the registration statement declared effective (such date, the “Effective Date”) within ninety (90) days (or one hundred twenty (120) days if subject to a full review) after the Closing Date. Delays in filing and/or the Effective Date of the registration statement due to no fault of the Lessee, as well as the unavailability of the registration statement after the Effective Date or a public information failure (each, a “Registration Default”), shall result in the Lessee paying an amount equal to 1% of the Note price on the occurrence of each such Registration Default and 1% per month (or a portion thereof pro rata) that such Registration Default continues to exist  (collectively, the “Registration Delay Payments”); provided, however, that the Lessee shall not be required to pay Registration Delay Payments at times when the Lessor can freely sell Common Stock pursuant to Rule 144 without restriction or limitation. The Lessee is obligated to keep current with its public filings such that the Lessor can freely sell Common Stock pursuant to Rule 144 without restriction or limitation (the “144 Date”) beginning six (6) months after the Closing Date. The Lessee is also required to provide opinion of its counsel for Lessor sales pursuant to Rule 144 at its expense.

The “Eligibility Date” is the later of the Effective Date and 144 Date.

21.  The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease.

22.  If Lessor shall so request, Lessee shall execute and deliver to Lessor such documents as Lessor shall deem necessary or desirable for purposes of recording or filing to protect the interest of Lessor in the Equipment including, but not limited to a UCC financing statement.

23. Lessee shall not assign this Lease or its interest in the Equipment without the prior written consent of Lessor.

24. The invalidity or unenforceability of any provision in this Agreement shall not cause any other provision to be invalid or unenforceable.

25. This Lease shall be construed and enforced according to laws of the State of Delaware. This instrument constitutes the entire agreement between the parties on the subject matter hereof and it shall not be amended, altered or changed except by a further writing signed by the parties hereto.

The parties hereto have executed this Lease as of the day and year first above written.

Lessee ____________________________________________________________

By: ______________________________________________________________

Name/Title

Lessor ____________________________________________________________